INVESTMENT ADVISORY AGREEMENT

        This Investment Advisory Agreement is executed as of this 1st day of April, 1998, between FOUNDERS FUNDS, INC., a Maryland corporation (the "Company") on behalf of each of its series Funds listed on Appendix 1 to this Agreement, which Appendix 1 is incorporated into this Agreement by this reference (as to each series, the "Fund"), and FOUNDERS ASSET MANAGEMENT LLC, a Delaware limited liability company (the "Adviser").

        WHEREAS, the Company has been organized and operates as an investment company registered under the Investment Company Act of 1940 for the purpose of investing and reinvesting its assets in securities, as set forth in its Articles of Incorporation, its By-Laws and its Registration Statements under the Investment Company Act of 1940 and the Securities Act of 1933, all as heretofore amended and from time to time further amended and supplemented; and the Company on behalf of each Fund desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser and to have an investment adviser perform for it various management, statistical, research, investment advisory and other services; and,

        WHEREAS, the Adviser is engaged in the business of rendering management, investment advisory, counseling and supervisory services to investment companies and desires to provide these services to the Company.

        NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

        1. EMPLOYMENT OF THE ADVISER. The Company hereby employs the Adviser to manage the investment and reinvestment of the assets of each Fund and to administer its affairs, consistent with the Fund's objectives, policies and restrictions, and subject to the overall supervision of the Board of Directors of the Company, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Company or any Fund in any way or otherwise be deemed an agent of the Company or any Fund.

        2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE ADVISER. In return for the compensation described in paragraph 4 hereof, the Adviser undertakes to provide the following services and to assume the following obligations:

                A.  OFFICE  SPACE,   FURNISHINGS,   FACILITIES,   EQUIPMENT  AND
PERSONNEL. The Adviser shall furnish to the Company adequate office space, which

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may be space  within the office of the  Adviser or in such other place as may be agreed upon from time to time. The Adviser also shall furnish to the Company office furnishings, facilities and equipment, including computer equipment and programs, as may be reasonably required for managing the corporate affairs and conducting the business of the Company, including ordinary clerical, bookkeeping and administrative services, and maintenance of each Fund's books and records. The Adviser shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. The Adviser shall also compensate all officers and employees of the Company and, in addition to the services described in subparagraph D of this paragraph, shall permit officers and employees of the Adviser to serve as directors or officers of the Company, without compensation from the Company, if elected to such positions.

                B.  INVESTMENT ADVISORY SERVICES AND BROKERAGE ALLOCATION.

                        (1) The Adviser shall recommend from time to time to the officers and directors of the Company a course of investment for each Fund's assets and portfolio, subject to and in accordance with the investment objectives and policies of the Fund and any directions which the Company's Board of Directors may issue from time to time. The Adviser's recommendations also shall include the manner in which the voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Subject to such objectives, policies and directions and subject to the overall supervision of the Board of Directors of the Company, the Adviser shall manage the investment and reinvestment of the assets of each Fund. The Adviser shall render such reports to the Company concerning the investment of each Fund's assets and portfolio as may be required by the Board of Directors of the Company.

                        (2) Decisions with respect to placement of each Fund's portfolio transactions shall be made by the Adviser. The primary consideration in making these decisions shall be to seek the best execution of orders at the most favorable net prices for the Fund, taking into account such factors as the size of the order, difficulty of execution, and the reliability, financial condition and capabilities of the broker or dealer. Subject to these objectives, business may be placed with brokers and dealers who furnish investment research services to the Adviser or to affiliates of the Adviser. Such research services include advice, both directly and in writing, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities, or purchasers or sellers of securities, as well as the furnishing of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts. Such services allow the Adviser and its affiliates to supplement their own investment research activities and provide them with information from individuals and research staffs of many securities firms. The Company acknowledges on behalf of each Fund that to the extent portfolio transactions are effected with brokers or dealers who furnish research services to the Adviser or its affiliates, they receive a benefit, which generally is not capable of evaluation in dollar amounts, which is not passed on to the Fund in the form of a direct monetary benefit.

                        (3) The Adviser shall render such reports regarding allocation of brokerage business as may be required by the Board of Directors of the Company.

                C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF SECURITIES REGISTRATION STATEMENTS, AMENDMENTS AND OTHER MATERIALS. The Adviser shall make available and provide accounting and statistical information required by the Company and its principal underwriter in the preparation of registration statements, reports and other documents required by federal and state securities laws and such information as the principal underwriter of the Company may reasonably request, for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of each Fund's shares.

                D. OTHER OBLIGATIONS AND SERVICES. The Adviser shall keep its qualifications, facilities and staff fully adequate for performance of its duties hereunder, and will perform such duties in good faith and in the best interests of the Fund. The Adviser shall comply in all respects with applicable statutory and regulatory provisions, including the Investment Company Act of 1940 and the Investment Advisers Act of 1940. The Adviser shall make available its officers and employees to the Board of Directors and officers of the Company for consultation and discussions regarding the administrative management of each Fund and its investment activities.

        3. EXPENSES OF EACH FUND. It is understood that each Fund will pay all of its expenses other than those expressly assumed by the Adviser herein, which expenses payable by the Fund shall include:

                A.   Fees to the Adviser as provided herein;

                B.   Expenses of all audits by independent public accountants;

                C. The allocated portion of fees and expenses of legal counsel in connection with legal services rendered to the Company, including the Board of Directors of the Company, committees of the Board of Directors and those directors who are not "interested persons" of the Company or the Adviser, as defined in the Investment Company Act of 1940, and litigation;

                D. Brokerage fees and commissions and other transaction costs in connection with the purchase and sale of portfolio securities for the Fund;

                E.   Costs, including the interest expense, of borrowing money;

                F.   All federal, state and local taxes levied against the Fund;

                G. The allocated portion of fees of directors of the Company not affiliated with the Adviser;

                H. The allocated portion of costs and expenses of meetings of the Board of Directors, committees of the Board of Directors and shareholders of the Company;

                I. Fees and expenses of the Company's transfer agent, registrar, custodian, dividend disbursing agent, shareholder accounting agent, and other agents approved by the Board of Directors of the Company;

                J. Cost of printing stock certificates representing shares of the Fund;

                K.   Fees  and  expenses  of  registering   and  qualifying  and
maintaining registration and qualification of the Company, the Fund and its shares under federal, state and foreign securities laws;

                L. The allocated portion of fees and expenses incident to filing of reports with regulatory bodies and maintenance of the Company's existence;

                M. The allocated portion of premiums for insurance carried by the Company pursuant to the requirements of Section 17(g) of the Investment Company Act of 1940;

                N. The allocated portion of fees and expenses incurred in connection with any investment company organization or trade association of which the Company may be a member;

                O. The allocated portion of expenses of preparation, printing (including typesetting) and distribution of reports, notices and prospectuses to existing shareholders of the Company;

                P. Expenses of computing the Fund's daily per share net asset value; and

                Q. The allocated portion of expenses incurred by the Company in connection with litigation proceedings or claims, including any obligation the Company may have to indemnify its officers and directors with respect thereto.

        4. COMPENSATION OF THE ADVISER. As compensation for its services to each Fund, the Adviser will be paid a monthly management fee by the Fund at an annual rate equal to the percentages of the average daily value of the Fund's net assets described as to each Fund on Appendix 1 to this Agreement, with each Fund's net assets determined in accordance with provisions of the then current prospectus of the Fund. All fees and expenses are accrued daily and deducted before payment of dividends to shareholders. The fee is payable monthly and shall be prorated for any portion of a month beginning on the date of this Agreement or ending on termination of this Agreement.

        5. EXPENSE LIMITATION. In the event the total expenses of a Fund for any fiscal year, including the advisory fee but excluding interest, taxes, brokerage commissions and extraordinary expenses, should exceed the lowest applicable annual expense limitation established pursuant to the statutes or regulations of any jurisdiction in which shares of the Fund are then qualified for offer or sale, the Adviser shall reimburse the Fund for the full amount of such excess. Such reimbursement shall be made by the Adviser monthly, subject to annual reconciliation.

        6. ACTIVITIES OF THE ADVISER. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser who may also be a director, officer or employee of the Company to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. Subject to and in accordance with the Articles of Incorporation and By-Laws of the Company and to Section 10(a) of the Investment Company Act of 1940, it is understood that directors, officers, agents and shareholders of the Company are or may be interested in the Adviser or its affiliates as directors, officers, agents or shareholders of the Adviser or its affiliates and that directors, officers, agents or shareholders of the Adviser or its affiliates are or may be interested in the Company as directors, officers, shareholders or otherwise, and that the effect of any such interests shall be governed by said Articles of Incorporation, said ByLaws and the Act.

        7. LIABILITIES. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Company or to any Fund hereunder for any act or omission in the course of, or connected with, rendering services hereunder. No liability to the Adviser hereunder shall attach individually to the shareholders, directors or officers of the Company.

        8. RENEWAL, TERMINATION AND AMENDMENT. This Agreement shall become effective upon the date first above written and shall continue in effect for an

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initial term ending May 31, 1999,  unless earlier  amended or  terminated.  This
Agreement is renewable thereafter as to each Fund for successive periods not to exceed one year if such continuance is approved at least annually by votes of the Company's Board of Directors, cast in person at a meeting called for the purpose of voting on such approval, or by a majority of the outstanding voting securities of the Fund and in either event by the vote of a majority of the directors who are not parties to the Agreement or interested persons of any such party other than as directors of the Company. In addition, (i) this Agreement may at any time be terminated as to any Fund without the payment of any penalty either by vote of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser; (ii) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940); and
(iii) this Agreement may be terminated by the Adviser on sixty days' written notice to the Company. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed postpaid, to the other party at any office of such party. This Agreement may be amended as to any Fund at any time by mutual consent of the parties, provided that such consent on the part of the Company shall have been approved by vote of a majority of the outstanding voting securities of the Fund. As used in this paragraph, the term "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such term in Section 2(a)(42) of the Investment Company Act of 1940.

        9. NAME. The Company and each Fund may use the word "Founders" in their names and businesses only so long as the Adviser acts as investment adviser to the Fund.

        10. SEVERABILITY. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        11. MISCELLANEOUS. This Agreement shall be subject to the laws of the State of Colorado, and shall be interpreted and construed to further and promote the operation of the Company as an open-end investment company.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                  FOUNDERS FUNDS, INC.
                                  on behalf of each of the series Funds listed on Appendix 1 to this Agreement

ATTEST:                           By:  /s/ Marie E. Connolly
                                     ----------------------------------
/s/ Christopher J. Kelley            Marie E. Connolly, President
-------------------------------
Christopher J. Kelley,
Assistant Secretary
                                   FOUNDERS ASSET MANAGEMENT LLC

ATTEST:                            By: /s/ Jonathan F. Zeschin
                                      ---------------------------------
/s/ Kenneth R. Christoffersen         Jonathan F. Zeschin, President
-------------------------------
Kenneth R. Christoffersen,
Secretary

                                   APPENDIX 1
                                       TO
               FOUNDERS FUNDS, INC. INVESTMENT ADVISORY AGREEMENT

This Appendix l to the Investment Advisory Agreement ("Agreement") executed as of the 1st day of April, 1998, between Founders Funds, Inc. and Founders Asset Management LLC is effective as of the 1st day of April, 1998.

The following series Funds of Founders Funds, Inc. are parties to the Agreement and, pursuant to paragraph 4 of the Agreement, shall pay to Founders Asset Management LLC, as compensation for its services to each series Fund, the management fees disclosed in the following table:

Fund                                        Advisory Fee Schedule
----                                        ---------------------

Discovery Fund                              1.000% to $250 million
                                            0.800% next $250 million
                                            0.700% thereafter

Passport Fund                               1.000% to $250 million
                                            0.800% next $250 million
                                            0.700% thereafter

Frontier Fund                               1.000% to $250 million
                                            0.800% next $250 million
                                            0.700% thereafter

Special Fund                                1.000% to $30 million
                                            0.750% next $270 million
                                            0.700% next $200 million
                                            0.650% thereafter

International Equity Fund                   1.000% to $250 million
                                            0.800% next $250 million
                                            0.700% thereafter

Worldwide Growth Fund                       1.000% to $250 million
                                            0.800% next $250 million
                                            0.700% thereafter

Growth Fund                                 1.000% to $30 million
                                            0.750% next $270 million
                                            0.700% next $200 million
                                            0.650% thereafter

Blue Chip Fund                              0.650% to $250 million
                                            0.600% next $250 million
                                            0.550% next $250 million
                                            0.500% thereafter

Balanced Fund                               0.650% to $250 million
                                            0.600% next $250 million
                                            0.550% next $250 million
                                            0.500% thereafter

Government Securities Fund                  0.650% to $250 million
                                            0.500% thereafter

Money Market Fund                           0.500% to $250 million
                                            0.450% next $250 million
                                            0.400% next $250 million
                                            0.350% thereafter


                                  FOUNDERS FUNDS, INC.
                                  on behalf of each of the series Funds listed on this Appendix 1

ATTEST:                           By:  /s/ Marie E. Connolly
                                     ----------------------------------
/s/ Christopher J. Kelley            Marie E. Connolly, President
-------------------------------
Christopher J. Kelley,
Assistant Secretary
                                   FOUNDERS ASSET MANAGEMENT LLC

ATTEST:                            By: /s/ Jonathan F. Zeschin
                                      ---------------------------------
/s/ Kenneth R. Christoffersen         Jonathan F. Zeschin, President
-------------------------------
Kenneth R. Christoffersen,
Secretary